Exhibit 99.1
ITW Reports Fourth-Quarter and Full-Year 2016 Results
Delivers record 2016 financial results and reaffirms guidance for 2017

Fourth-quarter highlights:

•	Total revenue was $3.4 billion, an increase of 4%; organic growth was 2%

•	Operating margin was 21.8%, an increase of 110 bps

•	GAAP EPS was $1.45 including $0.06 of non-recurring items, an increase of 18%

Full-year highlights:

•	Total revenue was $13.6 billion, an increase of 1%; organic growth was 1%

•	Operating margin was 22.5%, an increase of 110 bps; 22.8% excluding EF&C

•	After-tax ROIC was 22.1%, an increase of 170 bps

•	GAAP EPS was $5.70, an increase of 11%

GLENVIEW, Ill., January, 25 2017 (GLOBE NEWSWIRE) -- Illinois Tool Works Inc. (NYSE: ITW) today reported its fourth-quarter and full-year 2016 results.

“The fourth quarter closed out a year of record financial performance and strong execution by the ITW team. In 2016, we grew EPS 11%, improved operating margin by 110 basis points to an all-time high of 22.5% and increased after tax return on invested capital 170 basis points to a record 22.1%,” said E. Scott Santi, Chairman and Chief Executive Officer. “Throughout 2016, we continued to invest in our businesses to sustain above-market organic growth, strengthened our highly differentiated business portfolio and returned more than $2.8 billion of surplus capital to shareholders. We continue to work hard to push our performance to best-in-class levels, and we are well-positioned to deliver continued progress and strong results in 2017.

Fourth-quarter GAAP earnings were $1.45 per share, an increase of 18% versus the fourth quarter of 2015. Foreign currency translation reduced EPS by 2% year-on-year. Revenue grew 4% year-on-year to $3.4 billion. Organic revenue increased 2% while the 2016 acquisition of Engineered Fasteners & Components (EF&C) added 4% to revenue. Foreign currency translation reduced revenue by 2% year-on-year and Product Line Simplification (PLS) reduced revenue by approximately 1%.

During the fourth quarter the company recorded a net EPS benefit of $0.06 per share, related to a dividend distribution from its investment in Wilsonart, which was partially offset by one-time charges related to two small divestitures. Excluding these non-recurring items, fourth quarter earnings were $1.39 per share, an increase of 13% versus the prior year.

Operating income was $742 million and operating margin for the quarter was 21.8%, an increase of 110 basis points year-on-year. Excluding the margin dilution from the 2016 acquisition of EF&C, operating margin was 22.2%, an increase of 150 basis points year-on-year with 130 basis points of margin expansion coming from Enterprise Initiatives. Fourth-quarter net income was $507 million and the company converted 117 percent of net income to free cash flow.

Organic revenue growth was positive in five of seven segments; 7% in Automotive OEM, 3% in Food Equipment and Construction Products, 2% in Polymers & Fluids, 1% in Specialty Products with Test & Measurement/Electronics flat and a decline of 8% in Welding.

Operating margin improved in all seven segments to 24.7% in Food Equipment, 24.4% in Welding, 24% in Specialty Products, 23% in Automotive OEM (25.2% excluding the margin dilution from EF&C), 21.4% in Construction Products, 20.1% in Test & Measurement/Electronics and 19% in Polymers & Fluids.

Full-year 2016 GAAP earnings were $5.70 per share, an increase of 11%. Total revenue increased 1% to $13.6 billion with organic growth of 1%. The acquisition of EF&C increased revenue 2%. Foreign currency translation reduced revenue by 2%.

Full-year operating margin was 22.5%, up 110 basis points versus 2015, or up 140 basis points to 22.8% excluding the margin dilution impact from EF&C. ITW converted 100% of net income to free cash flow for the year and generated 22.1% after-tax return on invested capital. For the full year, ITW paid $821 million in dividends to shareholders and repurchased $2 billion of its own shares.

Full-Year and First Quarter 2017 Guidance
ITW is reaffirming its 2017 full-year performance expectations. The company expects 2017 earnings to be in the range of $6.00 to $6.20 per share with organic growth of 1.5 to 3.5%. ITW also expects operating margin to exceed 23.5% and free cash flow conversion to exceed 100% for the full-year.

The company expects first quarter 2017 earnings to be in the range of $1.39 to $1.49 per share with organic growth of 1 to 2%. The company expects operating margin to exceed 22.5%.

Non-GAAP Measures
This earnings release contains non-GAAP financial measures. A reconciliation of these measures to the most directly comparable GAAP measures is included in the attached supplemental reconciliation schedule.

Forward-looking Statement
This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding diluted earnings per share, organic revenue growth, the impact of product line simplification activities and enterprise initiatives, operating margin, after-tax return on invested capital and the expected impact of acquisitions on financial results. These statements are subject to certain risks, uncertainties and other factors that could cause actual results to differ materially from those anticipated. Such factors include those contained in ITW's Form 10-K for 2015 and Form 10-Q for the third quarter of 2016.

About ITW
ITW (NYSE: ITW) is a Fortune 200 global multi-industrial manufacturing leader with revenues totaling $13.6 billion in 2016. The company’s seven industry-leading segments leverage the unique ITW Business Model to drive solid growth with best-in-class margins and returns in markets where highly innovative, customer-focused solutions are required. ITW has more than 50,000 dedicated colleagues in operations around the world who thrive in the company’s unique, decentralized and entrepreneurial culture. To learn more about the company and the ITW Business Model, visit www.itw.com.

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
STATEMENT OF INCOME (UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
In millions except per share amounts	2016	2015	2016	2015
Operating Revenue	$3,399	$3,275	$13,599	$13,405
Cost of revenue	2,006	1,941	7,896	7,888
Selling, administrative, and research and development expenses	597	598	2,415	2,417
Amortization and impairment of intangible assets	54	57	224	233
Operating Income	742	679	3,064	2,867
Interest expense	(63)	(58)	(237)	(226)
Other income (expense)	47	13	81	78
Income Before Taxes	726	634	2,908	2,719
Income taxes	219	184	873	820
Net Income	$507	$450	$2,035	$1,899

Net Income Per Share:
Basic	$1.46	$1.24	$5.73	$5.16
Diluted	$1.45	$1.23	$5.70	$5.13

Cash Dividends Per Share:
Paid	$0.65	$0.55	$2.30	$2.005
Declared	$0.65	$0.55	$2.40	$2.07

Shares of Common Stock Outstanding During the Period:
Average	348.3	363.7	355.0	367.9
Average assuming dilution	350.4	365.9	357.1	370.1

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
STATEMENT OF FINANCIAL POSITION (UNAUDITED)

In millions	December 31, 2016	December 31, 2015
Assets
Current Assets:
Cash and equivalents	$2,472	$3,090
Trade receivables	2,357	2,203
Inventories	1,076	1,086
Prepaid expenses and other current assets	218	341
Total current assets	6,123	6,720

Plant and equipment	1,652	1,577
Goodwill	4,558	4,439
Intangible assets	1,463	1,560
Deferred income taxes	449	346
Other assets	956	1,087
	$15,201	$15,729

Liabilities and Stockholders’ Equity
Current Liabilities:
Short-term debt	$652	$526
Accounts payable	511	449
Accrued expenses	1,202	1,136
Cash dividends payable	226	200
Income taxes payable	169	57
Total current liabilities	2,760	2,368

Noncurrent Liabilities:
Long-term debt	7,177	6,896
Deferred income taxes	134	256
Other liabilities	871	981
Total noncurrent liabilities	8,182	8,133

Stockholders’ Equity:
Common stock:	6	6
Additional paid-in-capital	1,188	1,135
Retained earnings	19,505	18,316
Common stock held in treasury	(14,638)	(12,729)
Accumulated other comprehensive income (loss)	(1,807)	(1,504)
Noncontrolling interest	5	4
Total stockholders’ equity	4,259	5,228
	$15,201	$15,729

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

Three Months Ended December 31, 2016
Dollars in millions	Total Revenue	Operating Income	Operating Margin
Automotive OEM	$773	$178	23.0%
Food Equipment	532	132	24.7%
Test & Measurement and Electronics	487	98	20.1%
Welding	361	88	24.4%
Polymers & Fluids	408	77	19.0%
Construction Products	386	83	21.4%
Specialty Products	456	109	24.0%
Intersegment	(4)	—	—%
Total Segments	3,399	765	22.5%
Unallocated	—	(23)	—%
Total Company	$3,399	$742	21.8%

Twelve Months Ended December 31, 2016
Dollars in millions	Total Revenue	Operating Income	Operating Margin
Automotive OEM	$2,864	$690	24.1%
Food Equipment	2,110	537	25.4%
Test & Measurement and Electronics	1,974	372	18.9%
Welding	1,486	370	24.9%
Polymers & Fluids	1,691	343	20.3%
Construction Products	1,609	361	22.4%
Specialty Products	1,885	482	25.6%
Intersegment	(20)	—	—%
Total Segments	13,599	3,155	23.2%
Unallocated	—	(91)	—%
Total Company	$13,599	$3,064	22.5%

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

Q4 2016 vs. Q4 2015 Favorable/(Unfavorable)
Operating Revenue	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Organic	7.0%	2.6%	(0.3)%	(7.9)%	2.1%	2.7%	1.2%	1.5%
Acquisitions/Divestitures	20.8%	—%	—%	—%	—%	(0.2)%	(0.5)%	3.8%
Translation	(2.0)%	(2.8)%	(2.1)%	(0.7)%	(0.8)%	(0.5)%	(1.2)%	(1.6)%
Operating Revenue	25.8%	(0.2)%	(2.4)%	(8.6)%	1.3%	2.0%	(0.5)%	3.7%

Q4 2016 vs. Q4 2015 Favorable/(Unfavorable)
Change in Operating Margin	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Operating Leverage	100 bps	50 bps	(10) bps	(160) bps	60 bps	60 bps	30 bps	40 bps
Changes in Variable Margin & OH Costs	160 bps	20 bps	230 bps	320 bps	40 bps	120 bps	180 bps	130 bps
Total Organic	260 bps	70 bps	220 bps	160 bps	100 bps	180 bps	210 bps	170 bps
Acquisitions/Divestitures	(220) bps	-	-	-	-	(10) bps	20 bps	(30) bps
Restructuring/Other	60 bps	10 bps	(20) bps	30 bps	(20) bps	(20) bps	(130) bps	(30) bps
Total Operating Margin Change	100 bps	80 bps	200 bps	190 bps	80 bps	150 bps	100 bps	110 bps

Total Operating Margin % *	23.0%	24.7%	20.1%	24.4%	19.0%	21.4%	24.0%	21.8%

*Includes unfavorable operating margin impact of amortization expense from acquisition-related intangible assets	50 bps	80 bps	380 bps	60 bps	450 bps	60 bps	140 bps	170 bps

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

Full Year 2016 vs Full Year 2015 Favorable/(Unfavorable)
Operating Revenue	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Organic	5.1%	2.8%	1.8%	(9.1)%	1.3%	3.0%	1.2%	1.2%
Acquisitions/Divestitures	9.7%	—%	—%	—%	(0.2)%	(0.2)%	(0.1)%	1.7%
Translation	(1.5)%	(2.1)%	(1.5)%	(0.9)%	(2.3)%	(1.4)%	(1.1)%	(1.5)%
Operating Revenue	13.3%	0.7%	0.3%	(10.0)%	(1.2)%	1.4%	—%	1.4%

Full Year 2016 vs Full Year 2015 Favorable/(Unfavorable)
Change in Operating Margin	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Operating Leverage	80 bps	60 bps	60 bps	(190) bps	30 bps	80 bps	30 bps	30 bps
Changes in Variable Margin & OH Costs	50 bps	80 bps	190 bps	210 bps	40 bps	180 bps	200 bps	110 bps
Total Organic	130 bps	140 bps	250 bps	20 bps	70 bps	260 bps	230 bps	140 bps
Acquisitions/Divestitures	(160) bps	-	-	-	-	-	10 bps	(30) bps
Restructuring/Other	20 bps	30 bps	10 bps	(50) bps	-	(10) bps	(10) bps	-
Total Operating Margin Change	(10) bps	170 bps	260 bps	(30) bps	70 bps	250 bps	230 bps	110 bps

Total Operating Margin % *	24.1%	25.4%	18.9%	24.9%	20.3%	22.4%	25.6%	22.5%

*Includes unfavorable operating margin impact of amortization expense from acquisition-related intangible assets	40 bps	80 bps	380 bps	80 bps	430 bps	60 bps	150 bps	170 bps

Full Year 2015 vs Full Year 2014 Favorable/(Unfavorable)
Operating Revenue	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Organic	5.8%	3.4%	(5.2)%	(7.6)%	(2.0)%	3.7%	(2.3)%	(0.4)%
Acquisitions/Divestitures	(0.2)%	—%	—%	(0.1)%	(1.0)%	(0.5)%	—%	(0.2)%
Translation	(8.0)%	(7.1)%	(5.5)%	(3.1)%	(8.2)%	(10.2)%	(6.0)%	(6.8)%
Operating Revenue	(2.4)%	(3.7)%	(10.7)%	(10.8)%	(11.2)%	(7.0)%	(8.3)%	(7.4)%

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATIONS (UNAUDITED)

ADJUSTED AFTER-TAX RETURN ON AVERAGE INVESTED CAPITAL (UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Dollars in millions	2016	2015	2016	2015	2012
Operating income	$742	$679	$3,064	$2,867	$2,475
Adjustment for Decorative Surfaces	—	—	—	—	(143)
Adjusted operating income	742	679	3,064	2,867	2,332
Tax rate (as adjusted for discrete charge in 4Q 2012)	30.0%	29.0%	30.0%	30.1%	29.2%
Income taxes	(222)	(196)	(919)	(864)	(681)
Operating income after taxes	$520	$483	$2,145	$2,003	$1,651

Invested capital:
Trade receivables	$2,357	$2,203	$2,357	$2,203	$2,742
Inventories	1,076	1,086	1,076	1,086	1,585
Net plant and equipment	1,652	1,577	1,652	1,577	1,994
Goodwill and intangible assets	6,021	5,999	6,021	5,999	7,788
Accounts payable and accrued expenses	(1,713)	(1,585)	(1,713)	(1,585)	(2,068)
Other, net	223	280	223	280	773
Total invested capital	$9,616	$9,560	$9,616	$9,560	$12,814

Average invested capital	$9,902	$9,709	$9,780	$9,943	$13,140
Adjustment for Wilsonart (formerly the Decorative Surfaces segment)	(59)	(118)	(91)	(123)	(274)
Adjusted for Industrial Packaging	—	—	—	—	(1,504)
Adjusted average invested capital	$9,843	$9,591	$9,689	$9,820	$11,362

Adjusted return on average invested capital	21.1%	20.1%	22.1%	20.4%	14.5%

A reconciliation of the 2012 effective tax rate to the adjusted tax rate excluding the discrete tax charge is as follows:

	Twelve Months Ended
Dollars in millions	December 31, 2012
	Income Taxes	Tax Rate
As reported	$973	30.3%
Discrete tax charge	(36)	(1.1)%
As adjusted	$937	29.2%

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATIONS (UNAUDITED)

FREE CASH FLOW (UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Dollars in millions	2016	2015	2016	2015
Net cash provided by operating activities	$664	$703	$2,302	$2,299
Less: Additions to plant and equipment	(71)	(75)	(273)	(284)
Free cash flow	$593	$628	$2,029	$2,015

Net income	$507	$450	$2,035	$1,899
Free cash flow to net income conversion rate	117%	140%	100%	106%

2012 ADJUSTED INCOME PER SHARE FROM CONTINUING OPERATIONS - DILUTED (UNAUDITED)

Twelve Months Ended
December 31, 2012
As reported	$4.72
Decorative Surfaces net gain	1.34
Decorative Surfaces equity interest	(0.04)
Decorative Surfaces operating results	0.21
As adjusted for the Decorative Surfaces business	$3.21

2016 ADJUSTED NET INCOME PER SHARE - DILUTED (UNAUDITED)

Three Months Ended
December 31, 2016
As reported	$1.45
Gain related to Wilsonart dividend	(0.10)
Loss related to divestitures	0.04
As adjusted	$1.39